                                                                     EXHIBIT 1-B
                                                                     -----------

                         PRICING AGREEMENT
                         -----------------



Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

   as Representatives of the several
     Underwriters named in Schedule I hereto,


                                                                  April 25, 1994



Dear Sirs:

     Ameritech Capital Funding Corporation (the "Company") proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated April 25, 1994 (the "Underwriting Agreement"), between the Company and Ameritech Corporation ("Ameritech") on the one hand and Goldman, Sachs & Co. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). The Designated Securities will be guaranteed unconditionally as to payments of principal, premium, if any, and interest by Ameritech. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty with respect to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of
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the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us seven (7) counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Company and Ameritech. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company or Ameritech for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                    Very truly yours,


                                    AMERITECH CAPITAL FUNDING
                                    CORPORATION


                                    By: /s/ F. Arthur Naranjo
                                        ---------------------

                                    Title:Vice President & CFO
                                          --------------------



                                    AMERITECH CORPORATION


                                    By:/s/ Richard W. Pehlke
                                       -----------------------------
                                    Title:Vice President & Treasurer
                                          --------------------------

Accepted as of the date hereof:

    /s/ Goldman, Sachs & Co.
- ---------------------------------
Goldman, Sachs & Co.

on behalf of Goldman, Sachs & Co.
and the other several Underwriters

                                   SCHEDULE I

                                          Principal Amount of
                                         Designated Securities
   Underwriter                               to be Purchased
   -----------                           ------------------------

Goldman, Sachs & Co.                               $75,000,000
Lehman Brothers Inc.                               $75,000,000
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated                                  $75,000,000


                                                   ____________

                                  Total            $225,000,000

                                SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

     Floating Rate Notes due May 2, 1997 (the "Notes")


AGGREGATE PRINCIPAL AMOUNT:

     $225,000,000

PRICE TO PUBLIC:

     100.000% of the principal amount of the Notes, plus accrued interest, if any, from May 2, 1994

PURCHASE PRICE BY UNDERWRITERS:

     99.650% of the principal amount of the Notes, plus accrued interest, if any, from May 2, 1994

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     Federal (same day) funds

INDENTURE:

     Indenture, dated January 1, 1990, among the Company, Ameritech and Continental Bank, National Association, as Trustee (the "Trustee")

MATURITY:

     May 2, 1997

INTEREST RATE:

     LIBOR, as determined by the Trustee or such other financial institution as may be appointed by the Company, as calculation agent (the "Calculation Agent"), in accordance with the following provisions:

               (i) For each Interest Period, on the applicable Interest Determination Date (as defined below) the Calculation Agent will determine LIBOR for such Interest Period. LIBOR will be the offered rate (expressed as an interest rate per annum) for three-month Eurodollar deposits in U.S. dollars in the London interbank market for the Interest Period concerned which appears on Telerate Screen Page 3750 (to five decimal places), as of 11:00 a.m., London time, on such Interest Determination Date. "Telerate Page 3750" means the display designated as Page "3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or
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          such other service or services as may be nominated by the British
          Bankers' Association for the purpose of displaying London interbank offered rates of major banks for U.S. dollar deposits).

               (ii) If, on any Interest Determination Date, LIBOR cannot be determined pursuant to (i) above, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having a maturity of three months, commencing on the second London Business Day (as defined below) immediately following such Interest Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time, are offered by four major banks in the London interbank market selected by the Calculation Agent at approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the London interbank market. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean (rounded to the nearest one-thousandth of a percent, with five ten-thousandths of a percent rounded upwards) of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean (rounded to the nearest one-thousandth of a percent, with five ten-thousandths of a percent rounded upwards) of the rates quoted by three major banks in New York City selected by the Calculation Agent at approximately 11:00 a.m., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks having a maturity of three months commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, LIBOR will be LIBOR in effect on such Interest Determination Date.

     For purposes of calculating LIBOR, (i) "Interest Determination Date" for any Interest Period means the second London Business Day preceding the Interest Payment Date commencing such Interest Period or, in the case of the first Interest Period, the second London Business Day preceding the original date of issue of the Notes, and (ii) a "London Business Day" means any Business Day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

          Each interest payment on a Note will include interest accrued to but excluding the applicable Interest Payment Date.

     Accrued interest from the date of issue or from the last date to which interest has been paid will be calculated by multiplying the face amount of a Note by an accrued interest factor computed by multiplying the per annum rate of interest for the applicable Interest Period by a fraction the numerator of which is the actual number of days elapsed in such Interest Period and the denominator of which is 360. The accrued interest factor will be expressed as a decimal rounded to the nearest ten-thousandth, with five hundred-thousandths rounded upwards.

INTEREST RATE CALCULATION:

     Interest shall be computed on the basis of actual number of days elapsed divided by 360

INITIAL INTEREST RATE:

     To be determined on the second London Business Day preceding delivery, which the parties anticipate to be April 28, 1994

INTEREST PAYMENT DATES:

     Quarterly interest payments on February 2, May 2, August 2 and November 2, commencing August 2, 1994

REDEMPTION PROVISIONS:  N/A

SINKING FUNDS PROVISIONS:  N/A

EXTENDABLE PROVISIONS:  N/A

TIME OF DELIVERY:  9:30 a.m., Chicago time, May 2, 1994

CLOSING LOCATION:   Winston & Strawn
                    35 W. Wacker Drive
                    Chicago, Illinois 60601

NAMES AND ADDRESSES OF REPRESENTATIVES:

     Designated Representatives:   Goldman, Sachs & Co.

     Address for Notices, etc.:     85 Broad Street
                                    New York, New York 10004

OTHER TERMS:

     The Representatives waive delivery of the letter specified in Section 7(e) of the Underwriting Agreement to be furnished on the date of this Pricing Agreement to the Representatives by Arthur Andersen & Co.